UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest reported) NOVEMBER 30, 2001

                        NATIONAL PRESTO INDUSTRIES, INC.
             (Exact name of registrant as specified in its chapter)


       WISCONSIN                      1-2451                 39-0494170
(State or other jurisdiction        (Commission            (IRS Employer
   of incorporation)                File Number)         Identification No.)


3925 NORTH HASTINGS WAY
EAU CLAIRE, WISCONSIN                                        54703-3703
(Address of principal executive office)                      (Zip Code)


         Registrant's telephone number, including area code 715-839-2121


                                       N/A
          (Former name or former address, if changed since last report)

ITEM 9. REGULATION FD DISCLOSURE

On November 30, 2001, the Registrant announced that it would close its Mississippi and New Mexico manufacturing plants during the second half of 2002 and transfer all production of PRESTO(R) brand small appliances to manufacturers in the Orient and Mexico. According to Registrant, the need to match aggressive pricing from competitive small appliance companies (most of whom have discontinued U.S. operations and taken advantage of lower cost, foreign-sourced products) and thereby maintain its long-term competitive position, has resulted in the erosion of the Registrant's margins beyond endurance, in turn making the decision to transfer manufacturing to foreign sources unavoidable. As part of this restructuring plan, the Registrant will record a fourth quarter charge to account for the costs related to the manufacturing plant closings.

In a separate matter, on November 19, 2001, the Registrant purchased certain assets, including two state-of-the-art, high speed diaper machines, related equipment, and the existing customer base from RMED International, Inc. The Registrant also assumed the obligation to pay certain specified liabilities of RMED, and entered into a long term manufacturing contract with RMED to manufacture certain disposable diaper products. The new business, Presto Absorbent Products, Inc., has genuine growth potential in baby diapers and related products. The new equipment and technical expertise acquired from RMED will be augmented with capital supplied by the Registrant to fund ongoing operations and future growth.

Forward-looking statements in this Form 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from historical results. Investors are cautioned that all forward looking statements involve risks and uncertainty. The factors that could cause actual results to differ materially are the following: consumer spending and debt levels; interest rates; continuity of relationships with and purchases by major customers; product mix; competitive pressure on sales and pricing; and increases in material or production costs, which cannot be recouped in product pricing.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NATIONAL PRESTO INDUSTRIES, INC.
                                         --------------------------------
                                         (Registrant)

                                         /s/ Maryjo Cohen
                                         ----------------
Date:  NOVEMBER 30, 2001                 (Signature) MARYJO COHEN, PRESIDENT
                                                     AND CHIEF EXECUTIVE OFFICER


Page 2 of 2